EXHIBIT 10.25

M&T BANK CORPORATION

2009 EQUITY INCENTIVE COMPENSATION PLAN

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RESTRICTED STOCK AWARD AGREEMENT

GRANTEE: <Participant Name>

DATE OF GRANT: <Grant Date>

COVERED SHARES: <Shares Granted>

M&T Bank Corporation (the “Company”) hereby grants to the Grantee a Restricted Stock Award for that number of shares of Common Stock equal to the Covered Shares. This grant is made pursuant to the M&T Bank Corporation 2009 Equity Incentive Compensation Plan (the “Plan”) and is subject to the terms and conditions of the Plan and this Agreement. As used herein, the term “Agreement” shall mean, collectively, this cover page, the related Terms and Conditions of Restricted Stock Award delivered to the Grantee with this cover page, [and the Policy for Alignment of Incentive Compensation with Risk (the “Forfeiture Policy”)]*. As used herein, the term “vest” shall mean the lapsing of the restrictions described herein and in the Plan with respect to one or more Covered Shares. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. A copy of the Plan [and the Forfeiture Policy]* can be viewed and downloaded from the Company’s Intranet under the Human Resources page.

Subject to the terms of the Plan [, the Forfeiture Policy,]* and this Agreement, including without limitation, the Grantee’s fulfillment of the employment requirements in Paragraph 3(b) of the Terms and Conditions of Restricted Stock Award, the Covered Shares acquired hereunder shall vest in accordance with the following vesting schedule and the applicable provisions of the Plan and this Agreement:

[Insert vesting schedule, if any, as determined by the Committee.]

The unvested portion of the Grantee’s Restricted Stock Award is subject to forfeiture under Paragraph 3(b) of the Terms and Conditions of Restricted Stock Award [and the Forfeiture Policy]*. The foregoing vesting schedule may be accelerated under the circumstances described in Paragraph 3(c) of the Terms and Conditions of Restricted Stock Award.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed on its behalf effective as of the Date of Grant.

ATTEST:	M&T BANK CORPORATION

By:

[*Forfeiture language will be included to the extent the award is covered by the Company’s Forfeiture Policy]

M&T BANK CORPORATION

2009 EQUITY INCENTIVE COMPENSATION PLAN

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TERMS AND CONDITIONS

OF

RESTRICTED STOCK AWARD

1. Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

(a) “Covered Shares” means the shares of Common Stock subject to the Restricted Stock Award set forth as the “Covered Shares” on the cover page of this Agreement.

(b) “Date of Grant” means the date set forth as the “Date of Grant” on the cover page of this Agreement.

(c) “Grantee” means the person identified as the “Grantee” on the cover page of this Agreement.

(d) “Restricted Stock Award” means the Restricted Stock granted to the Grantee on the cover page of this Agreement.

(e) “Third Party Administrator” means the entity to which the Committee has delegated its authority to administer the issuance of Restricted Stock granted under the Plan.

2. Grant of Restricted Stock Award. The Restricted Stock Award granted hereby is granted in accordance with the cover page of this Agreement.

3. Terms of the Restricted Stock Award.

(a) Nature of Restricted Stock Award. Shares of Restricted Stock are actual shares of Common Stock issued to the Grantee, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certficates.

(b) Employment Requirement; Forfeiture. Except as provided herein, the Grantee must remain continuously employed by the Company or one of its Affiliates since the Date of Grant and until the Restricted Stock Award (or a portion thereof) has vested in order to retain the Restricted Stock Award (or portion thereof, as the case may be). If the Grantee’s employment with the Company or an Affiliate terminates for any reason, including for Cause or as a result of the Grantee’s Resignation (other than due to death, Retirement or Disability), before the Grantee’s entire Restricted Stock Award has fully vested, the Grantee will forfeit that portion of the Covered Shares that have not vested as of the date of the Grantee’s termination of employment. The Grantee hereby (i) acknowledges that the Covered Shares may be held in book entry form on the books of Registrar and Transfer Company (or another institution specified by the Company), and irrevocably authorizes the Company to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a condition to the issuance of any stock certificates or certificates with respect to unvested Covered Shares, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture hereunder.

(c) Acceleration of Vesting. Notwithstanding the above provisions of Paragraph 3(b) and the vesting schedule on the cover page of this Agreement, the unvested portion of the Restricted Stock Award shall vest in full (i) on the date a Change in Control occurs or (ii) upon the Grantee’s termination of employment with the Company or an Affiliate due to the Grantee’s death, Retirement or Disability.

(d) Nontransferability. Until they have vested, Covered Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.

4. Voting and Dividends. The Grantee shall have the right to vote unvested Covered Shares and to receive any cash dividends or cash distributions that may be paid with respect thereto. In the event of a stock dividend, stock distribution, stock split, division of shares or other corporate structure change which results in the issuance of additional shares with respect to any unvested Covered Share, such additional shares will be subject to the restrictions of this Restricted Stock Award in the same manner and for so long as such unvested Covered Share remains subject to such restrictions, and such additional shares shall be promptly forfeited to the Company if and when such unvested Covered Share is so forfeited.

5. Capital Adjustments. The number of Covered Shares is subject to adjustment, in accordance with Section 4.2 of the Plan, on an equitable and proportionate basis in the manner deemed appropriate by the Committee.

6. Stock Certificates; Legend. Any stock certificate or certificates representing unvested Covered Shares shall be held by the Company, and any such certificate (and to the extent determined necessary or appropriate by the Company, any other evidence of ownership of unvested Covered Shares) shall contain the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE M&T BANK CORPORATION 2009 EQUITY INCENTIVE COMPENSATION PLAN AND ANY AMENDMENTS THERETO AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER HEREOF AND M&T BANK CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF M&T BANK CORPORATION.

As soon as administratively feasible after the vesting of Covered Shares (or any portion thereof) and the Grantee’s payment of any applicable taxes, the Company will deliver to the Grantee evidence of the Grantee’s ownership (by book entry or certificate) of the Covered Shares that have vested and for which any applicable taxes have been paid, without the aforesaid legend.

7. Taxes.

(a) Vesting. The Grantee expressly acknowledges that the vesting of Covered Shares acquired under this Restricted Stock Award will give rise to ordinary income that is subject to tax withholding. The amount of income realized will be the Fair Market Value of the Covered Shares upon vesting when the substantial risk of forfeiture lapses.

(b) Withholding. The Company’s obligation to issue or deliver shares of Common Stock upon the vesting of Covered Shares that are free of restrictions shall be subject to the satisfaction of any applicable federal, state, local or foreign tax withholding requirements (including the Grantee’s FICA obligation). The Grantee may satisfy any such withholding obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company or the Third Party Administrator to cancel or sell shares of Common Stock otherwise issuable to the Grantee upon vesting of Covered Shares; or (c) delivering Shares to the Company or the Third Party Administrator. For purposes of this Paragraph 7(b), shares of Common Stock that are cancelled, sold and/or delivered to satisfy applicable withholding taxes shall be valued at their Fair Market Value on the date the withholding tax obligation arises.

(c) Section 83(b) Election. The Grantee may elect, within thirty (30) days of the Date of Grant, under Section 83(b) of the Code, to recognize income at the time the Restricted Stock Award is made. If the Grantee makes a Section 83(b) election, the Grantee must pay tax withholding based on the Fair Market Value of the Covered Shares on the Date of Grant. If the Covered Shares (or a portion thereof) are subsequently forfeited, the taxes paid are forfeited, and the Grantee may not claim a loss with respect to the income recognized or on the Covered Shares forfeited.

8. Restriction on Issuance of Covered Shares. Notwithstanding any other provision of this Agreement, the Grantee agrees, for himself or herself and his or her successors, that the Covered Shares will not be issued at any time that the Company does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Grantee under the Plan, unless the Company agrees to permit such issuance. The Grantee further agrees, for himself or herself and his or her successors, that, upon the issuance of any Covered Shares, he or she will, upon the request of the Company, agree in writing that he or she is acquiring such shares for investment only and not with a view to resale, and that he or she will not sell, pledge or otherwise dispose of such shares so issued unless and until (a) the Company is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act and the rules and regulations thereunder; (b) the staff of the Securities and Exchange Commission has issued a “no-action” letter with respect to such disposition; or (c) such registration or notification as is, in the opinion of counsel for the Company, required for the lawful disposition of such shares has been filed by the Company and has become effective; provided, however, that the Company is not obligated hereby to file any such registration or notification. The Grantee further agrees that the Company may place a legend embodying such restriction on the certificates evidencing such shares.

9. Employment. Neither the Restricted Stock Award evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or any of its Affiliates to employ the Grantee for any period. Whenever reference is made in this Agreement to the employment of the Grantee, it means employment by the Company or an Affiliate.

10. Subject to the Plan. The Restricted Stock Award evidenced by this Agreement are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Restricted Stock Award is subject to any rules and regulations promulgated by the Committee.

11. Governing Law. The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of New York without giving effect to the principles of conflicts of laws.